Exhibit 99.1

Nuvve Announces Postponement of First Quarter Ended March 31, 2026, Financial Update

SAN DIEGO – (MAY 15, 2026) Nuvve Holding Corp. (“Nuvve”) (Nasdaq:NVVE), a global leader in advanced energy storage, grid modernization solutions and vehicle-to-grid (V2G) technology, today announced that it will postpone its previously scheduled earnings press release and conference call for the quarter ended March 31, 2026. The conference call was previously scheduled for Friday, May 15, 2026, at 5:00 PM Eastern Time (2:00 PM PT). Nuvve intends to announce a new date and time for its earnings press release and conference call for the quarter ended March 31, 2026.

About Nuvve Holding Corp.

Nuvve powers the future of flexible energy by turning batteries, electric vehicles (EV), buildings, and distributed assets into dynamic grid resources. At the core is Nuvve’s advanced platform for intelligent energy management and vehicle-to-grid (V2G), orchestrating real-time bidirectional charging, load optimization, and grid services. By harnessing an ecosystem of electrification partners, fleets, stationary storage, and smart EV chargers, Nuvve helps utilities and communities unlock flexibility at scale — enhancing reliability, accelerating electrification, and lowering costs. Nuvve enables a clean energy future where mobility, buildings, and infrastructure work together to support a more resilient, sustainable, and equitable grid. Headquartered in San Diego, California, Nuvve operates globally and online at nuvve.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Nuvve undertakes no obligation to update any forward-looking statement except as required by law.

Media Contact:

Tracy Williams
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